UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2016

SONIC CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-18859 (Commission File Number)	73-1371046 (I.R.S. Employer Identification No.)

300 Johnny Bench Drive Oklahoma City, Oklahoma (Address of Principal Executive Offices)		73104 (Zip Code)

(405) 225-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Certain subsidiaries of Sonic Corp. have completed a private securitization transaction to partially refinance their existing securitization debt. The subsidiaries’ securitization transaction is designed to facilitate their operations and business activities and allow the subsidiaries to issue additional series of notes in the future subject to certain conditions.

Fixed Rate Securitization Notes. On May 17, 2016, the subsidiaries issued $425 million of Fixed Rate Series 2016-1 Senior Secured Notes, Class A-2 (the “Fixed Rate Notes”). The Fixed Rate Notes will have an expected life of seven years with an expected repayment date in May 2023 and a legal final maturity in May 2046 and bear interest at 4.472% per annum, payable monthly. The Fixed Rate Notes are subject to an upward adjustment in the rate of interest due of at least 5% per annum in the event the Fixed Rate Notes are not paid in full by May 2023. The Fixed Rate Notes were issued under a Base Indenture dated May 20, 2011 (as amended by the First Supplement to the Base Indenture dated as of July 21, 2012 (the “First Supplement”), the Second Supplement to the Base Indenture dated as of April 12, 2016 (the “Second Supplement”), and the Third Supplement to the Base Indenture dated as of May 17, 2016 (the “Third Supplement”), the “Base Indenture”) and the related Series 2016-1 Supplemental Indenture dated May 17, 2016 (the “Supplemental Indenture”) among various subsidiaries of Sonic Corp., including Sonic Capital LLC, Sonic Industries LLC, America’s Drive-In Brand Properties LLC, America’s Drive-In Restaurants LLC, SRI Real Estate Holding LLC and SRI Real Estate Properties LLC, as Co-Issuers (the “Co-Issuers”) and Citibank, N.A., as Trustee and Securities Intermediary. The First Supplement, Second Supplement, Third Supplement and Supplemental Indenture are attached hereto as Exhibits 99.1, 99.2, 99.3 and 99.4.

The Fixed Rate Notes were offered for sale pursuant to the Purchase Agreement dated April 12, 2016 (the “Purchase Agreement”) among Sonic Capital LLC, Sonic Industries LLC, America’s Drive-In Brand Properties LLC, America’s Drive-In Restaurants LLC, SRI Real Estate Holding LLC and SRI Real Estate Properties LLC, each as Co-Issuer, Sonic Franchising LLC, as Guarantor, Sonic Industries Services Inc., as Manager, Sonic Corp., Sonic Restaurants, Inc., and Guggenheim Securities, LLC, as Initial Purchaser and as representative to the Initial Purchasers named therein. The Purchase Agreement is attached hereto as Exhibit 99.5.

Revolving Credit Facility. On May 17, 2016, the Co-Issuers also completed a securitized financing facility of Series 2016-1 Variable Funding Senior Notes, Class A-1 (the “Variable Funding Notes”), which allows for the issuance of up to $150 million of Variable Funding Notes and certain other credit instruments, including letters of credit in support of various Sonic Corp. subsidiary obligations. The Variable Funding Notes allow for drawings on a revolving basis and have been executed pursuant to a Class A-1 Note Purchase Agreement dated April 12, 2016 but effective May 17, 2016 (the “Variable Funding Note Purchase Agreement”) among the Co-Issuers and Sonic Industries Services Inc., as Manager, certain private conduit investors, committed note purchasers and funding agents, and Coöperatieve Rabobank, U.A., New York Branch, as provider of letters of credit, swingline lender and Administrative Agent. The Variable Funding Notes were issued under the Base Indenture and the Supplemental Indenture and are secured by the same collateral as the Fixed Rate Notes. Interest on the Variable Funding Notes

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will be payable at per annum rates equal to a funding cost or index plus 2%. While the Co-Issuers do not anticipate drawing on the Variable Funding Notes at closing, the Co-Issuers expect to have approximately $10.31 million in undrawn letters of credit issued under the Variable Funding Notes on or shortly after closing. It is expected that additional amounts will be drawn under the Variable Funding Notes from time to time as needed. There is a commitment fee on the unused portion of the Variable Funding Notes facility of 0.5%. The Variable Funding Note Purchase Agreement is attached hereto as Exhibit 99.6.

Collateral Security. The Co-Issuers are existing special purpose indirect subsidiaries of Sonic Corp. that hold substantially all of Sonic’s franchising assets and real estate. The Fixed Rate Notes and the Variable Funding Notes (collectively, the “Notes”) are secured by franchise fees, royalty payments and lease payments, and the repayment of the Notes is expected to be made solely from the income derived from the Co-Issuers’ assets. In addition, Sonic Franchising LLC, a Sonic Corp. subsidiary that acts as a franchisor (the “Guarantor”), has guaranteed the obligations of the Co-Issuers under the Base Indenture and pledged substantially all of its assets to secure those obligations. The pledge and collateral arrangements for all of the Co-Issuers are included in the Base Indenture and the guarantee of Sonic Franchising LLC and the pledge and collateral arrangements securing the guarantee are included in a Guarantee and Collateral Agreement made by the Guarantor in favor of the Trustee (the “Guarantee and Collateral Agreement”). The Guarantee and Collateral Agreement was entered into on May 20, 2011.

Neither Sonic Corp., the ultimate parent of each of the Co-Issuers and the Guarantor, nor any other subsidiary of Sonic, guarantees or in any way is liable for the obligations of the Co-Issuers under the Base Indenture or of the Guarantor under the Guarantee and Collateral Agreement. Pursuant to the Parent Company Support Agreement dated May 20, 2011 (the “Parent Company Support Agreement”), Sonic Corp. has, however, agreed to cause the performance of certain obligations of its subsidiaries, principally related to managing the assets included as collateral for the Notes and certain indemnity obligations relating to the transfer of the collateral assets to the Co-Issuers. The Parent Company Support Agreement also contains a limitation on indebtedness that may be incurred by Sonic Corp. or its direct and indirect subsidiaries, equal to 6.5 times EBITDA and/or the satisfaction of certain conditions.

Covenants/Restrictions. The Notes are subject to a series of covenants and restrictions customary for transactions of this type, including (i) a requirement that the Co-Issuers prepare mortgages and related encumbrances with regard to real estate collateral to be granted upon the occurrence of certain performance related events, including events of default, (ii) a required prepayment of the Notes in the event of certain dispositions of real estate in circumstances where the proceeds are not reinvested in real estate within specified periods, (iii) that the Co-Issuers maintain specified reserve accounts to be used to make required payments in respect of the Notes, (iv) that certain debt service coverage ratios be met, the failure of which will result in early or rapid amortization of the outstanding principal amounts due in respect of the Notes, (v) provisions relating to optional and mandatory prepayments, including mandatory prepayments in the event of a stated Change of Control (as defined in the Supplemental Indenture) and the related payment of specified amounts, including specified make whole payments, (vi) certain indemnification payments in the event, among other things, the transfers of the assets pledged as collateral for the Notes are in stated ways defective or ineffective and (vii) covenants relating to recordkeeping, access to information and similar matters. The Notes are also subject to

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customary rapid amortization events provided for in the Base Indenture, including events tied to failure to maintain stated debt service coverage ratios, Sonic Corp.’s aggregate Company-owned Drive-In gross sales (as defined) falling below $2.25 billion on stated measurement dates, and certain manager termination events. The Notes are also subject to certain customary events of default, including events relating to non-payment of required interest, principal or other amounts due on or with respect to the Notes, failure to comply with covenants within certain time frames, certain bankruptcy events, breaches of specified representations and warranties, failure of security interests to be effective and certain judgments.

Use of Proceeds. The net proceeds from the sale of the Notes will be used to repay the approximately $266 million in outstanding Series 2011-1 Class A-2 Fixed Rate Senior Secured Notes and the $67 million in outstanding Series 2011-1 Class A-1 Variable Funding Senior Secured Notes, together with related prepayment premium and transaction costs. The remaining net proceeds will be available for further investment into the business and to return to shareholders via share repurchase or dividends.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT:

SONIC CORP.

Date: May 17, 2016	By:	/s/ Paige S. Bass
Paige S. Bass Senior Vice President, General Counsel and Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	First Supplement to the Base Indenture dated as of July 21, 2012 among Sonic Capital LLC, Sonic Industries LLC, America’s Drive-In Brand Properties LLC, America’s Drive-In Restaurants LLC, SRI Real Estate Holding LLC and SRI Real Estate Properties LLC, each as Co-Issuer of the Fixed Rate Notes and Citibank, N.A., as Trustee and Securities Intermediary.

99.2	Second Supplement to the Base Indenture dated as of April 12, 2016 among Sonic Capital LLC, Sonic Industries LLC, America’s Drive-In Brand Properties LLC, America’s Drive-In Restaurants LLC, SRI Real Estate Holding LLC and SRI Real Estate Properties LLC, each as Co-Issuer of the Fixed Rate Notes and Citibank, N.A., as Trustee and Securities Intermediary.

99.3	Third Supplement to the Base Indenture dated as of May 17, 2016 among Sonic Capital LLC, Sonic Industries LLC, America’s Drive-In Brand Properties LLC, America’s Drive-In Restaurants LLC, SRI Real Estate Holding LLC and SRI Real Estate Properties LLC, each as Co-Issuer of the Fixed Rate Notes and Citibank, N.A., as Trustee and Securities Intermediary.

99.4	Supplemental Indenture dated May 17, 2016 among Sonic Capital LLC, Sonic Industries LLC, America’s Drive-In Brand Properties LLC, America’s Drive-In Restaurants LLC, SRI Real Estate Holding LLC and SRI Real Estate Properties LLC, each as Co-Issuer of the Fixed Rate Notes and Citibank, N.A., as Trustee and Series 2016-1 Securities Intermediary.

99.5	Purchase Agreement dated April 12, 2016 among Sonic Capital LLC, Sonic Industries LLC, America’s Drive-In Brand Properties LLC, America’s Drive-In Restaurants LLC, SRI Real Estate Holding LLC and SRI Real Estate Properties LLC, each as Co-Issuer, Sonic Franchising LLC, as Guarantor, Sonic Industries Services Inc., as Manager, Sonic Corp., Sonic Restaurants, Inc., and Guggenheim Securities, LLC, as Initial Purchaser and as representative to the Initial Purchasers named therein.

99.6	Class A-1 Note Purchase Agreement dated April 12, 2016 among Sonic Capital LLC, Sonic Industries LLC, America’s Drive-In Brand Properties LLC, America’s Drive-In Restaurants LLC, SRI Real Estate Holding LLC and SRI Real Estate Properties LLC, each as Co-Issuer and Sonic Industries Services Inc., as Manager, certain private conduit investors, committed note purchasers and funding agents, and Coöperatieve Rabobank, U.A., New York Branch, as provider of letters of credit, swingline lender and Administrative Agent.